Exhibit 99.1

PRESS RELEASE
CONTACT: Barry Jeffery
Vice President, Investor Relations
870.864.6501

For Release: Immediately, October 29, 2014

MURPHY OIL ANNOUNCES PRELIMINARY THIRD QUARTER 2014 EARNINGS

EL DORADO, Arkansas, October 29, 2014 – Murphy Oil Corporation (NYSE: MUR) announced today that net income was $245.7 million ($1.37 per diluted share) in the 2014 third quarter, down from $284.8 million ($1.51 per diluted share) in the third quarter 2013. Income from continuing operations in the 2014 third quarter was $271.0 million ($1.51 per diluted share) compared to $265.0 million ($1.41 per diluted share) earned in the third quarter a year ago.

Adjusted earnings, which exclude both the results of discontinued operations and certain other items that affect comparability of results between periods, in the third quarter of 2014 was $205.6 million ($1.15 per diluted share). This was a decrease of $24.8 million ($0.07 per diluted share) compared to the prior year’s quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for continuing operations totaled $925.3 million in the third quarter 2014, up from $878.9 million in the third quarter of 2013. EBITDA per barrel of oil equivalent sold was $44.15 in the 2014 quarter compared to $47.05 in the 2013 quarter.

Earnings were negatively impacted in the 2014 quarter compared to the prior year due to lower average realized oil sales prices of near $9.00 per barrel.

Third quarter 2014 highlights were as follows:

•	Signed a Sales and Purchase Agreement to sell 30% of Murphy’s Malaysia business for $2.0 billion

•	Authorized a new $500 million share repurchase program on August 6, 2014 and announced a 12% dividend increase to $1.40 per share on an annualized basis

•	Set a new quarterly production record of 229,759 barrels of oil equivalent per day (boepd)

•	Grew Eagle Ford Shale production 15% compared to the second quarter and set a new quarterly record of 60,563 boepd

•	Closed on the sale of the U.K. retail gasoline business on September 30, 2014 and remain on-track to close on the Milford Haven refinery sale October 31, 2014

Roger W. Jenkins, President and Chief Executive Officer, commented, “I am pleased with the progress we are making in portfolio optimization, production operations, and return to shareholders. The signing of the Malaysia sales agreement marks the value of those long term assets at near $7 billion, and we continue to progress our exit of the downstream business in the United Kingdom. In production we continue to set quarterly production records, with the Eagle Ford Shale and offshore Malaysia projects leading in oil growth. Our recently announced share repurchase authorization and dividend increase continue to reward our shareholders. We have now returned nearly $4 billion to our shareholders since 2012 through the spin-off of Murphy USA, cash dividends and share repurchases. We look forward to a strong closing quarter of the year, and I anticipate setting another quarterly production record as we maintain our current annual guidance.”

Operations Summary

Production

Third quarter production averaged 229,759 boepd. This production level was approximately 2% over our guidance of 225,000 boepd for the quarter and was primarily attributed to higher production across the Gulf of Mexico and in Sarawak, Malaysia.

North America Onshore

In the Eagle Ford Shale, third quarter production, which was comprised of 90% liquids, averaged 60,563 boepd net, up from 52,814 boepd in the prior quarter as we brought 64 new wells on line. We have reduced to seven drilling rigs and three completion spreads across the play and expect to bring on close to 40 new wells in the fourth quarter for a total of just over 200 wells (including non-operated locations) this year. We continue with downspacing development and piloting to test staggered spacing with the Upper Eagle Ford Shale zone with continued positive results. We are currently adding to our acreage position in the Eagle Ford Shale with a bolt-on acquisition of approximately 5,800 net acres adjacent to our current operations in North Tilden in Atascosa County. This new acreage provides close to 35 well locations at 160 acre spacing, with upside potential associated with downspacing which is under review.

At the Tupper gas fields in Western Canada, third quarter production was 146 mmcfd as we move forward with our plan to “drill to fill” our existing gas plant capacity. We currently have three rigs and one completion spread in operation to deliver 19 wells this year. We continue to see positive results using our new completion and choke management strategies.

Syncrude was hampered by unplanned maintenance during the third quarter with production averaging 11,200 bopd. Operations have recovered and are on track for improved production levels in the fourth quarter.

Global Offshore

In Malaysia, we announced the signing of a Sale and Purchase Agreement to sell-down 30% of our oil and gas assets for $2 billion subject to customary approvals, closing costs and adjustments. The effective date of the transaction is January 1, 2014 with closing expected to take place in two phases. The first phase, comprising two-thirds of the transaction, is expected to close late in the fourth quarter of this year with the second phase expected to close in the first quarter of 2015. Production offshore Sabah was 35,090 boepd for the third quarter with 94% liquids. At Siakap North-Petai, where we currently hold a 32% working interest, we have completed eight producers and five water injectors and are currently drilling an additional producer for the field. The Kakap-Gumusut main project, where we have a 14% working interest, declared first oil on October 8, 2014. The project is expected to ramp up in stages over the fourth quarter and into early next year. The floating LNG project in Block H continues to progress on schedule. In shallow water offshore Sarawak (SK), gas production for the third quarter was 175 million cubic feet per day, with the quarter having strong nominations into the LNG facility. SK liquids production was 22,646 bopd for the quarter. The new field developments continue to perform above plan. Drilling continues at the South Acis field where we delivered four oil wells during the third quarter and expect to complete another four in the fourth quarter.

In the Gulf of Mexico, the Dalmatian wells, where we hold a 70% working interest, continue to perform well. Production for the quarter was 10,157 boepd with 53% liquids. The levels are above original plans but were limited by maintenance work at the Petronius host platform. At Medusa in Mississippi Canyon, where we have a 60% working interest, we started drilling the first of two expansion wells. This development consists of drilling two subsea wells this year with a subsea tieback to the Medusa facility and first production from the new wells in mid-2015.

Exploration

In the GOM, the rig is now on location at the Urca prospect in Mississippi Canyon Block 697. We currently hold a 50% working interest as operator and are in final negotiations to reduce our equity interest to 35%. This lower Miocene sub-salt structure has a pre-drill gross mean resource size of 130 million barrels.

We plan to start an 8,000 square kilometer 3D seismic program across Block EPP 43 in the Ceduna Basin offshore Australia in November.

U.K. Downstream

In the U.K. downstream business, we closed on the sale of the U.K. retail business on September 30, 2014. We are scheduled to close on the sale of the Milford Haven refinery on October 31, 2014. The results of our U.K. Downstream business continue to be reflected as discontinued operations for financial reporting purposes.

Earnings Conference Call

The public is invited to access the Company’s conference call to discuss third quarter 2014 results on Thursday, October 30 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://ir.murphyoilcorp.com or via the telephone by dialing 1-877-723-9518. The telephone reservation number for the call is 6263299. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through August 4 by calling 1-888-203-1112 and referencing reservation number 6263299. A replay of the conference call will also be available on the Murphy Web site for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Financial Data

Summary financial data and operating statistics for the third quarter of 2014 with comparisons to 2013 are contained in the following tables. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA between periods are included with these tables as well as guidance for the fourth quarter.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, including Murphy’s plans to divest its U.K. downstream operations, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy or its U.K. refining business, adverse developments in Murphy or its U.K. refining and marketing business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general, or a failure to execute a sale of the U.K. downstream operations on acceptable terms or in the timeframe contemplated. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see both Murphy’s 2013 Annual Report on Form 10-K and Form 10-Q for the quarterly period ended June 30, 2014, on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company’s probable and possible reserves in our filings with the SEC. We use the term “gross mean resources” in this news release. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation’s offices or Web site at http://ir.murphyoilcorp.com.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013*	2014	2013*
Revenues	$1,433,037	1,419,496	4,068,458	4,042,420

Costs and expenses
Lease operating expenses	265,518	258,524	813,638	847,522
Severance and ad valorem taxes	28,574	22,393	83,793	57,790
Exploration expenses	117,433	147,845	390,711	345,110
Selling and general expenses	82,960	99,333	269,986	267,704
Depreciation, depletion and amortization	499,151	394,667	1,354,393	1,139,193
Accretion of asset retirement obligations	12,600	12,539	36,992	36,396
Impairment of assets	—	—	—	21,587
Interest expense	34,970	33,535	101,625	90,156
Interest capitalized	(5,323)	(13,011)	(19,244)	(40,877)
Other expense	661	—	1,297	—

	1,036,544	955,825	3,033,191	2,764,581

Income from continuing operations before income taxes	396,493	463,671	1,035,267	1,277,839
Income tax expense	125,435	198,593	452,255	570,189

Income from continuing operations	271,058	265,078	583,012	707,650
Income (loss) from discontinued operations, net of income taxes	(25,350)	19,731	(52,639)	340,402

Net income	$245,708	284,809	530,373	1,048,052

Income (loss) per Common share—Basic
Continuing operations	$1.52	1.42	3.25	3.75
Discontinued operations	(0.14)	0.10	(0.29)	1.80

Net income	$1.38	1.52	2.96	5.55

Income (loss) per Common share—Diluted
Continuing operations	$1.51	1.41	3.23	3.72
Discontinued operations	(0.14)	0.10	(0.29)	1.79

Net income	$1.37	1.51	2.94	5.51

Cash dividends per Common share	$0.35	0.3125	0.975	0.9375
Average Common shares outstanding (thousands)
Basic	177,536	186,938	179,260	188,914
Diluted	178,856	188,338	180,578	190,245

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013[1]	2014	2013[1]
Operating Activities
Net income	$245,708	284,809	530,373	1,048,052
Adjustments to reconcile net income to net cash provided by operating activities
Loss (income) from discontinued operations	25,350	(19,731)	52,639	(340,402)
Depreciation, depletion and amortization	499,151	394,667	1,354,393	1,139,193
Impairment of assets	—	—	—	21,587
Amortization of deferred major repair costs	2,077	1,972	6,390	6,387
Dry hole costs	75,780	79,235	203,607	160,540
Amortization of undeveloped leases	17,981	21,235	55,745	53,287
Accretion of asset retirement obligations	12,600	12,539	36,992	36,396
Deferred and noncurrent income tax charges	46,435	68,657	64,557	141,402
Pretax loss from disposition of assets	133	38	5,130	262
Net (increase) decrease in operating working capital other than cash and cash equivalents	(41,509)	107,267	6,940	(24,545)
Other—net	(4,575)	(1,719)	17,531	(24,206)

Net cash provided by continuing operations	879,131	948,969	2,334,297	2,217,953
Net cash provided by discontinued operations	15,203	60,537	19,720	460,563

Net cash provided by operating activities	894,334	1,009,506	2,354,017	2,678,516

Investing Activities
Property additions and dry holes	(966,161)	(841,605)	(2,806,705)	(2,695,507)
Proceeds from sale of assets	49	1,241	3,138	1,371
Purchases of investment securities[2]	(299,828)	(297,419)	(672,689)	(670,615)
Proceeds from maturity of investment securities[2]	267,010	137,510	587,341	496,425
Investing activities of discontinued operations
Sales proceeds for U.K. operations	—	—	—	282,202
Property additions and other	(3,009)	(35,556)	(12,101)	(158,363)
Other—net	(6,226)	(3,101)	(19,233)	(1,383)

Net cash required by investing activities	(1,008,165)	(1,038,930)	(2,920,249)	(2,745,870)

Financing Activities
Borrowings (repayments) of notes payable	200,000	(461,978)	1,050,000	—
Purchase of treasury stock	—	—	(375,000)	(250,000)
Proceeds from exercise of stock options	—	150	—	2,778
Withholding tax on stock-based incentive awards	(2)	(3,747)	(6,786)	(12,713)
Cash dividends paid	(62,122)	(58,429)	(174,248)	(177,805)
Separation of retail business:
Cash distributed to Company by Murphy USA	—	650,000	—	650,000
Cash held and retained by Murphy USA upon separation	—	(55,506)	—	(55,506)
Other—net	(160)	(310)	(1,384)	(3,034)

Net cash provided by financing activities	137,716	70,180	492,582	153,720

Effect of exchange rate changes on cash and cash equivalents	(10,950)	18,755	(2,484)	255

Net increase (decrease) in cash and cash equivalents	12,935	59,511	(76,134)	86,621
Cash and cash equivalents at beginning of period	661,086	974,426	750,155	947,316

Cash and cash equivalents at end of period	$674,021	1,033,937	674,021	1,033,937

[1]	Reclassified to conform to current presentation.
[2]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED EARNINGS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$245.7	284.8	530.4	1,048.0
Discontinued operations (income) loss	25.3	(19.8)	52.6	(340.4)

Income from continuing operations	271.0	265.0	583.0	707.6
Mark-to-market gain on crude oil derivative contracts	(28.0)	—	(4.3)	—
Foreign exchange (gains) losses	(3.1)	(45.6)	1.0	(58.0)
Tax benefits on investments in foreign areas	(34.3)	—	(34.3)	—
Oil Insurance Limited dividend	—	—	(3.3)	—
Impairments of properties	—	—	—	15.9
Expenses associated with spin-off of MUSA	—	11.0	—	13.8

Adjusted earnings	$205.6	230.4	542.1	679.3

Adjusted earnings per diluted share	$1.15	1.22	3.00	3.57

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income to Adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of earnings between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted earnings is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.

Note:	Amounts shown above as reconciling items between Net income and Adjusted earnings are presented net of applicable income taxes.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Income from continuing operations	$271.0	265.0	583.0	707.6
Income tax expense	125.4	198.6	452.2	570.2
Interest expense	35.0	33.6	101.6	90.2
Interest capitalized	(5.3)	(13.0)	(19.2)	(40.9)
Depreciation, depletion and amortization expense	499.2	394.7	1,354.4	1,139.2

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$925.3	878.9	2,472.0	2,466.3

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	20,959.6	18,680.4	58,715.2	56,004.2

EBITDA per barrel of oil equivalents sold	$44.15	47.05	42.10	44.04

Non-GAAP Financial Measures

Presented above is a reconciliation of Income from continuing operation to Earnings before interest, taxes, depreciation and amortization (EBITDA). Management believes EBITDA is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
	Revenues	Income	Revenues	Income
Exploration and production
United States	$667.6	130.5	512.0	151.3
Canada	246.9	40.4	316.4	77.3
Malaysia	516.4	148.0	538.0	183.8
Other	—	(7.5)	—	(148.2)

Total exploration and production	1,430.9	311.4	1,366.4	264.2
Corporate and other	2.1	(40.4)	53.1	0.8

Revenue/income from continuing operations	1,433.0	271.0	1,419.5	265.0
Discontinued operations, net of tax	—	(25.3)	—	19.8

Total revenues/net income	$1,433.0	245.7	1,419.5	284.8

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Revenues	Income	Revenues	Income
Exploration and production
United States	$1,660.4	335.3	1,365.1	368.0
Canada	807.4	160.9	894.0	142.3
Malaysia	1,592.2	482.6	1,652.7	602.5
Other	(0.2)	(256.0)	68.9	(326.5)

Total exploration and production	4,059.8	722.8	3,980.7	786.3
Corporate and other	8.6	(139.8)	61.7	(78.7)

Revenue/income from continuing operations	4,068.4	583.0	4,042.4	707.6
Discontinued operations, net of tax	—	(52.6)	—	340.4

Total revenues/net income	$4,068.4	530.4	4,042.4	1,048.0

Note:	Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

		Canada
(Millions of dollars)	United States	Conven- tional	Syn- thetic	Malaysia	Other	Total
Three Months Ended September 30, 2014
Oil and gas sales and other revenues	$667.6	150.1	96.8	516.4	—	1,430.9
Lease operating expenses	84.0	42.6	55.6	83.3	—	265.5
Severance and ad valorem taxes	25.3	1.9	1.4	—	—	28.6
Depreciation, depletion and amortization	234.5	61.9	13.4	185.7	1.3	496.8
Accretion of asset retirement obligations	4.5	1.5	2.4	4.2	—	12.6
Exploration expenses
Dry holes	66.0	—	—	—	9.8	75.8
Geological and geophysical	3.9	0.1	—	0.5	1.4	5.9
Other	8.9	0.3	—	—	8.6	17.8

	78.8	0.4	—	0.5	19.8	99.5
Undeveloped lease amortization	11.8	4.9	—	—	1.2	17.9

Total exploration expenses	90.6	5.3	—	0.5	21.0	117.4

Selling and general expenses	24.2	6.3	0.3	3.4	19.5	53.7
Other expenses	0.7	—	—	—	—	0.7

Results of operations before taxes	203.8	30.6	23.7	239.3	(41.8)	455.6
Income tax provisions (benefits)	73.3	7.8	6.1	91.3	(34.3)	144.2

Results of operations (excluding corporate overhead and interest)	$130.5	22.8	17.6	148.0	(7.5)	311.4

Three Months Ended September 30, 2013
Oil and gas sales and other revenues	$512.0	205.6	110.8	538.0	—	1,366.4
Lease operating expenses	62.4	41.3	56.5	93.4	4.9	258.5
Severance and ad valorem taxes	19.2	2.0	1.2	—	—	22.4
Depreciation, depletion and amortization	156.2	81.1	12.8	141.1	1.0	392.2
Accretion of asset retirement obligations	3.4	1.4	2.6	3.9	1.2	12.5
Exploration expenses
Dry holes	(0.1)	1.6	—	—	77.7	79.2
Geological and geophysical	3.3	0.1	—	0.4	25.0	28.8
Other	1.5	0.2	—	—	16.9	18.6

	4.7	1.9	—	0.4	119.6	126.6
Undeveloped lease amortization	9.9	5.2	—	—	6.1	21.2

Total exploration expenses	14.6	7.1	—	0.4	125.7	147.8

Selling and general expenses	21.5	5.7	0.3	1.4	15.4	44.3

Results of operations before taxes	234.7	67.0	37.4	297.8	(148.2)	488.7
Income tax provisions	83.4	17.4	9.7	114.0	—	224.5

Results of operations (excluding corporate overhead and interest)	$151.3	49.6	27.7	183.8	(148.2)	264.2

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Nine Months Ended September 30, 2014
Oil and gas sales and other revenues	$1,660.4	504.0	303.4	1,592.2	(0.2)	4,059.8
Lease operating expenses	242.1	123.1	180.1	268.3	—	813.6
Severance and ad valorem taxes	75.7	4.4	3.7	—	—	83.8
Depreciation, depletion and amortization	591.2	192.1	39.8	521.1	3.6	1,347.8
Accretion of asset retirement obligations	12.9	4.6	7.0	12.5	—	37.0
Exploration expenses
Dry holes	73.5	—	—	—	130.1	203.6
Geological and geophysical	19.7	0.3	—	0.5	54.8	75.3
Other	13.0	0.8	—	—	42.3	56.1

	106.2	1.1	—	0.5	227.2	335.0
Undeveloped lease amortization	37.2	14.8	—	—	3.7	55.7

Total exploration expenses	143.4	15.9	—	0.5	230.9	390.7

Selling and general expenses	71.8	21.4	0.8	11.8	55.6	161.4
Other expenses	1.2	0.1	—	—	—	1.3

Results of operations before taxes	522.1	142.4	72.0	778.0	(290.3)	1,224.2
Income tax provisions (benefits)	186.8	34.8	18.7	295.4	(34.3)	501.4

Results of operations (excluding corporate overhead and interest)	$335.3	107.6	53.3	482.6	(256.0)	722.8

Nine Months Ended September 30, 2013
Oil and gas sales and other revenues	$1,365.1	561.1	332.9	1,652.7	68.9	3,980.7
Lease operating expenses	204.8	135.3	169.0	248.9	89.5	847.5
Severance and ad valorem taxes	50.3	3.8	3.7	—	—	57.8
Depreciation, depletion and amortization	424.3	248.5	40.5	414.7	3.6	1,131.6
Accretion of asset retirement obligations	10.0	4.4	7.8	10.6	3.6	36.4
Impairment of properties	—	21.6	—	—	—	21.6
Exploration expenses
Dry holes	0.6	32.0	—	1.2	126.7	160.5
Geological and geophysical	16.4	(0.5)	—	1.5	71.1	88.5
Other	6.1	0.8	—	—	35.9	42.8

	23.1	32.3	—	2.7	233.7	291.8
Undeveloped lease amortization	23.2	15.8	—	—	14.3	53.3

Total exploration expenses	46.3	48.1	—	2.7	248.0	345.1

Selling and general expenses	57.1	17.0	0.7	2.0	44.1	120.9

Results of operations before taxes	572.3	82.4	111.2	973.8	(319.9)	1,419.8
Income tax provisions	204.3	22.2	29.1	371.3	6.6	633.5

Results of operations (excluding corporate overhead and interest)	$368.0	60.2	82.1	602.5	(326.5)	786.3

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
United States – Eagle Ford Shale
Lease operating expense	$9.79	8.53	10.13	11.36
Severance and ad valorem taxes	4.56	4.54	5.09	4.79
Depreciation, depletion and amortization (DD&A) expense	27.75	29.73	28.18	30.70
United States – Gulf of Mexico and other
Lease operating expense	$10.28	17.20	13.97	17.35
Severance and ad valorem taxes	–	0.08	0.02	0.08
DD&A expense	27.91	20.30	26.35	21.01
Canada – Conventional operations
Lease operating expense	$11.79	9.30	11.20	10.16
Severance and ad valorem taxes	0.50	0.46	0.40	0.29
DD&A expense	17.19	18.24	17.49	18.65
Canada – Synthetic oil operations
Lease operating expense	$54.01	55.49	57.47	50.92
Severance and ad valorem taxes	1.39	1.16	1.19	1.12
DD&A expense	12.98	12.58	12.69	12.20
Malaysia
Lease operating expense – Sarawak*	$7.32	10.94	8.89	9.07
– Block K	16.20	13.75	15.39	11.71
DD&A expense – Sarawak	20.82	13.33	19.92	11.77
– Block K	28.30	23.38	26.10	21.75
Total oil and gas operations
Lease operating expense	$12.67	13.84	13.86	15.13
Severance and ad valorem taxes	1.36	1.20	1.43	1.03
DD&A expense	23.71	20.99	22.96	20.21

*	Nine month 2013 affected by favorable adjustment associated with finalization of gas liquids processing fees retroactive to the beginning of this production.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2013)

(Millions of dollars)

	Sept. 30, 2014	Dec. 31, 2013
Total current assets	$3,287.1	3,508.6
Total current liabilities	2,620.2	3,224.0
Total assets	17,845.8	17,509.5
Long-term debt	3,986.3	2,936.6
Stockholders’ equity	8,402.5	8,595.7

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Capital expenditures—continuing operations
Exploration and production
United States	$569.8	380.9	1,666.1	1,380.8
Canada	140.2	76.0	317.0	315.6
Malaysia	244.1	381.3	610.5	951.3
Other	20.8	134.5	234.4	285.5

	974.9	972.7	2,828.0	2,933.2

Corporate	2.4	13.0	5.6	19.6

Total capital expenditures—continuing operations	977.3	985.7	2,833.6	2,952.8

Charged to exploration expenses*
United States	78.8	4.7	106.2	23.1
Canada	0.4	1.9	1.1	32.3
Malaysia	0.5	0.4	0.5	2.7
Other	19.8	119.6	227.2	233.7

Total charged to exploration expenses	99.5	126.6	335.0	291.8

Total capitalized—continuing operations	$877.8	859.1	2,498.6	2,661.0

* Excludes amortization of undeveloped leases of	$17.9	21.2	55.7	53.3

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net crude oil and condensate produced – barrels per day	144,934	133,355	135,801	130,408
Continuing operations	144,934	133,355	135,801	129,542
United States – Eagle Ford Shale	47,745	38,936	43,653	32,819
– Gulf of Mexico and other	16,534	10,937	13,266	12,078
Canada – light	38	41	38	143
– heavy	6,784	8,061	7,433	9,165
– offshore	7,823	10,517	8,216	9,805
– synthetic	11,200	11,075	11,481	12,159
Malaysia – Sarawak	21,679	10,935	19,590	7,652
– Block K	33,131	41,680	32,124	44,448
Republic of the Congo	—	1,173	—	1,273
Discontinued operations – United Kingdom	—	—	—	866
Net crude oil and condensate sold – barrels per day	142,440	129,725	135,942	131,590
Continuing operations	142,440	129,725	135,942	130,759
United States – Eagle Ford Shale	47,745	38,936	43,653	32,819
– Gulf of Mexico and other	16,534	10,937	13,266	12,078
Canada – light	38	41	38	143
– heavy	6,784	8,061	7,433	9,165
– offshore	7,092	10,391	8,605	9,502
– synthetic	11,200	11,075	11,481	12,159
Malaysia – Sarawak	23,660	7,260	21,287	6,852
– Block K	29,387	43,024	30,179	45,786
Republic of the Congo	—	—	—	2,255
Discontinued operations – United Kingdom	—	—	—	831
Net natural gas liquids produced – barrels per day[1]	10,923	4,720	8,580	3,126
United States – Eagle Ford Shale	6,521	3,188	5,409	1,852
– Gulf of Mexico and other	3,412	880	2,308	644
Canada	23	—	23	—
Malaysia – Sarawak	967	652	840	630
Net natural gas liquids sold – barrels per day[1]	11,480	4,117	8,625	2,561
United States – Eagle Ford Shale	6,521	3,188	5,409	1,852
– Gulf of Mexico and other	3,412	880	2,308	644
Canada	23	—	23	—
Malaysia – Sarawak	1,524	49	885	65
Net natural gas sold – thousands of cubic feet per day	443,413	415,235	423,041	432,027
Continuing operations	443,413	415,235	423,041	430,938
United States – Eagle Ford Shale	37,782	20,965	31,890	20,680
– Gulf of Mexico and other	67,137	30,047	50,831	33,380
Canada	151,784	178,666	144,873	179,829
Malaysia – Sarawak	174,958	174,518	166,036	163,776
– Block K	11,752	11,039	29,411	33,273
Discontinued operations – United Kingdom	—	—	—	1,089
Total net hydrocarbons produced – equivalent barrels per day[2]	229,759	207,281	214,888	205,539
Total net hydrocarbons sold – equivalent barrels per day[2]	227,822	203,048	215,074	206,156

[1]	U.S. and Canada NGLs were included in the wet natural gas stream during early 2013.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$93.56	103.98	95.50	103.44
– Gulf of Mexico and other	97.03	106.39	99.36	106.50
Canada[1] – light	85.92	95.87	93.17	85.51
– heavy	57.86	66.25	56.69	47.97
– offshore	97.63	112.04	105.41	108.47
– synthetic	93.55	108.61	96.83	100.24
Malaysia – Sarawak[2]	80.55	99.86	89.57	98.96
– Block K2	89.00	91.61	95.18	91.46
Republic of the Congo[2]	—	—	—	112.89
Discontinued operations – United Kingdom	—	—	—	108.67
Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$26.55	26.82	28.77	26.92
– Gulf of Mexico and other	30.45	32.92	32.60	32.32
Canada[1]	64.95	–	75.96	–
Malaysia – Sarawak[2]	68.48	94.01	75.68	104.46
Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$3.76	3.70	4.17	3.84
– Gulf of Mexico and other	3.60	3.78	4.20	3.86
Canada[1]	3.61	2.78	3.76	3.05
Malaysia – Sarawak[2]	5.11	6.69	5.67	6.90
– Block K	0.24	0.23	0.24	0.24
Discontinued operations – United Kingdom	—	—	—	12.32

[1]	U.S. dollar equivalent.
[2]	Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

FOURTH QUARTER 2014 GUIDANCE

	Liquids BOPD		Gas MCFD
Production – net
U.S. – Eagle Ford Shale	58,000		39,000
– Gulf of Mexico	20,000		67,000
Canada – Seal heavy	6,800		5,000
– Montney	—		170,000
– Offshore	9,200		—
– Synthetic	14,000		—
Malaysia* – Block K	39,500		35,000
– Sarawak	22,500		164,000
Total net production* (BOEPD)		250,000
Total net sales* (BOEPD)		235,000
Realized oil prices:
Malaysia – Block K		$77.40
– Sarawak		$75.00
Realized natural gas price:
Malaysia – Sarawak		$5.70
Exploration expense ($ millions)		$80

FULL YEAR 2014 GUIDANCE

Total production (BOEPD)	220,000 to 225,000

*	Fourth quarter projected production volumes are based on an assumed sale of a portion of the Company’s interest in Malaysia as of year-end 2014. This sale could be completed prior to year-end.